Exhibit 99.1

Rosetta Stone Inc. Reports Fourth Quarter 2009 Results

•                  Total Revenue of $78.3 million, Up 18% from Fourth Quarter 2008

•                  GAAP Net Income of $0.58 Per Share, Up 100% from Fourth Quarter of 2008

•                  International Revenue Growth of More Than 160% Over Fourth Quarter of 2008, and 76% Over Third Quarter of 2009

•                  Full Year Adjusted EBITDA of $48.7 million, Up 34% from 2008

•                  Rosetta Stone’s Next Generation Language-Learning Solution Expected to Be Launched in Third Quarter of 2010

ARLINGTON, Va.—(BUSINESS WIRE)— Rosetta Stone Inc. (NYSE:RST), a leading provider of technology-based language learning solutions, today reported record revenues and earnings for its fourth quarter and year ended December 31, 2009, and announced plans to release the next generation of its award-winning language-learning solution in the third quarter of 2010. The company also provided financial guidance for the first quarter and full-year 2010.

Total revenue for the fourth quarter of 2009 was $78.3 million, an increase of 18%, compared to $66.3 million in the prior-year period. Adjusted EBITDA for the fourth quarter was $21.4 million, an increase of 84% over the $11.6 million reported in the prior-year period. Non-GAAP net income was $12.8 million, or $0.61 per share, an increase of 85% over the $0.33 per share reported in the fourth quarter of 2008. GAAP net income for the fourth quarter was $12.2 million, or $0.58 per share, an increase of 100% over the $0.29 per share reported in the fourth quarter of 2008.

Total revenue for the year was $252.3 million, an increase of 20% over the $209.4 million reported in the prior-year period. Adjusted EBITDA for the year was $48.7 million, an increase of 34% over the $36.4 million reported in the prior-year period. Non-GAAP net income was $27.5 million, or $1.38 per share, an increase of 39% over the $0.99 per share reported in 2008. GAAP net income for the year was $13.4 million, or $0.67 per share, as compared to $13.9 million, or $0.82 per share reported in 2008. For the full-year 2009, free cash flow was a record $32.7 million, up from the $11.3 million generated in 2008.

A reconciliation of GAAP to non-GAAP results, as well as an explanation of these measures, is provided below.

“Strong demand from both consumers and institutions for our industry-leading language-learning solution drove record revenues and earnings in Rosetta Stone’s fourth quarter,” said Tom Adams, president and chief executive officer. “Rosetta Stone’s consumer business delivered solid results on the back of record demand, including unit volume that was 13% above the fourth quarter of last year. Our international businesses saw accelerated growth of more than 160% from the same period last year and represented 11% of total revenue for the quarter. The rapid adoption of our innovative products internationally positions Rosetta Stone well to become the world’s leading language-learning platform.”

Fourth Quarter 2009 Operational and Financial Highlights

•                  Revenue Mix — Product revenue for the fourth quarter was $68.9 million, or 88% of total revenues, while subscription and service revenue was $9.4 million, representing the remaining 12% of total revenues. Consumer revenue grew 16% over the fourth quarter of 2008 to $65.1 million and represented 83% of total revenues. Institutional revenue grew 29% over the fourth quarter of 2008 to $13.2 million over the same period, representing the remaining 17% of total revenues.

•                  International Growth — International accounted for 11% of the company’s total revenue in the fourth quarter, up from 5% in the same period last year. Rosetta Stone’s international revenue grew to $8.5 million, or 76% over the third quarter of 2009 and more than 160% over the fourth quarter of 2008.

•                  Average Sales Price Per Unit and Unit Volume — Total unit volume increased 13% on a year-over-year basis. Average sales price per unit increased 3% on a year-over-year basis, from $331 to $342, however, the average price sales per unit through our direct channels grew 7% primarily due to greater sales of bundled products.

•                  GAAP and non-GAAP Operating Income — GAAP operating income for the fourth quarter was $18.8 million. Non-GAAP operating income, which excludes stock-based compensation expense and amortization of intangibles, was $19.8 million for the fourth quarter of 2009, or 25% of revenues.

•                  Adjusted EBITDA — Adjusted EBITDA, which excludes the impact of stock-based compensation expense, was $21.4 million, or 27% of revenues, for the fourth quarter of 2009.

•                  Deferred Revenue — Deferred revenue was $26.1 million, a decrease of $1.1 million from the end of the third quarter of 2009.

•                  Cash and Cash Equivalents — At December 31, 2009, cash and cash equivalents were $95.2 million, an increase of $24.0 million from September 30, 2009.

Launch of Next Generation Language Learning Solution Scheduled for Third Quarter

Rosetta Stone today also announced that Rosetta Stone® Version 4 TOTALe™, the next generation of its award-winning and critically acclaimed language-learning solution, has been scheduled for release in the third quarter of 2010. Features of Rosetta Stone Version 4 TOTALe will include:

•                  The combination of Rosetta Stone’s industry-leading language-learning course with live online conversational coaching sessions facilitated by native speakers offered though Rosetta Studio™, along with access to Rosetta World™, the company’s online language-learning community.

•                  The product will be offered as a single solution and delivered throughout Rosetta Stone’s U.S. retail distribution network. Rosetta Stone customers who have purchased Version 3 software products will have the opportunity to purchase an upgrade to Rosetta Stone Version 4 TOTALe upon its release.

Rosetta Stone Version 4 TOTALe is expected to be priced at a slight premium to Rosetta Stone’s current Version 3 software products, making them affordable for the consumer while offering better long-term economics for the company.

In conjunction with the overall Rosetta Stone Version 4 TOTALe launch, the company is also planning to release an introductory offering at a sub-$200 price point. This introductory solution will enable a new segment of learners to experience Rosetta Stone.

In addition to launching Rosetta Stone Version 4 TOTALe in the second half of 2010, Rosetta Stone is developing an iPhone/mobile application, the project name for which is “Rosetta Stone Mini,” designed to appeal to an emerging part of the market, including providing travelers with a sub-two-hour learning experience in a new language.

“With versions of TOTALe online since August 2009, and having received stellar reviews from customers and major media outlets and tested by a third-party for its efficacy, we are preparing to launch in the third quarter Rosetta Stone Version 4 TOTALe, a single-solution offering that adds live conversational practice and social learning activities to our core language-learning course,” said Adams. “From a technological perspective, Rosetta Stone Version 4 TOTALe will integrate locally-installed versions of our products with online socialization features, enabling learners to receive the best of both offline and online worlds. We are excited to launch a platform that will provide even more predictable, controllable user outcomes, and create long-term relationships with language learners. We also look forward to addressing an even broader audience with our planned Rosetta Stone Version 4 TOTALe introductory offering and our ‘Rosetta Stone Mini’ application for the iPhone and related mobile devices.”

Financial Outlook for the First Quarter and Full-Year 2010

Rosetta Stone today provided financial guidance for the first quarter and full-year 2010.

First Quarter 2010:

•                  Total revenue of $58 million to $60 million, with total sales bookings of approximately the same amount

•                  Non-GAAP diluted net income per share of $0.07 to $0.09, and GAAP diluted net income per share of $0.04 to $0.06

•                  Operating EBITDA (Adjusted EBITDA plus the change in deferred revenue) of $3.1 million to $3.6 million

•                  Diluted weighted-average shares outstanding of approximately 21.2 million

Rosetta Stone’s guidance regarding first quarter 2010 GAAP net income reflects the expectation that it will incur approximately $3.5 million in litigation expenses related to its previously disclosed lawsuit seeking to prevent Google Inc. from infringing upon Rosetta Stone’s trademarks, including a trial which is expected to be held in the second quarter.

Full-Year 2010:

•                  Total revenue of $286 million to $299 million, with total sales bookings of between $310 million and $325 million

•                  Non-GAAP diluted net income per share of $0.90 to $1.00, and GAAP diluted net income per share of $0.78 to $0.88

•                  Operating EBITDA of $58 million to $65 million

•                  Diluted weighted-average shares outstanding of approximately 21.5 million

Rosetta Stone’s expectations regarding 2010 GAAP net income reflect the following anticipated expenses:

•                  Expenses associated with the launch of the Rosetta Stone Version 4 TOTALe product offering of approximately $7.5 million during the second and third quarters of 2010. These expenses represent the non-recurring marketing expenses related to market launch activities, as well as the write-off of obsolete inventory as the company replaces its Version 3 packaging with Rosetta Stone Version 4 TOTALe packaging.

•                  Litigation expenses of approximately $6.0 million related to the company’s previously disclosed lawsuit seeking to prevent Google Inc. from infringing upon Rosetta Stone’s trademarks.

Non-GAAP Financial Measures

This press release contains five non-GAAP financial measures: non-GAAP net income, non-GAAP net income per share, Adjusted EBITDA, Operating EBITDA and non-GAAP operating income. These measures differ from GAAP in that they exclude amortization primarily related to acquired intangibles, stock-based compensation expenses, IPO-related compensation expenses, and fees associated with the company’s canceled secondary stock offering in August 2009. Adjusted EBITDA is GAAP net income or loss plus interest expense, income tax expense, depreciation, amortization and stock-based compensation expenses, IPO-related compensation expenses and fees associated with the company’s canceled secondary stock offering in August 2009. Operating EBITDA is Adjusted EBITDA plus the change in deferred revenue. An additional non-GAAP financial measure in this press release is total sales bookings, which represents executed sales contracts received by the company that are either recorded immediately as revenue or as deferred revenue. In addition, constant currency represents revenues with the cost/benefit of currency movements removed. Management uses the measure so that business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of Rosetta Stone’s international business performance. Management believes that these non-GAAP measures of financial results provide useful information to investors regarding certain financial and business trends relating to the company’s financial condition and results of operations. Management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budgeting and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to the company’s Board of Directors. Management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

Management typically excludes the amounts described above when evaluating the company’s operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the company’s operating performance due to the following factors:

•                  Amortization of Acquired Intangibles. Amortization costs and the related tax effects are fixed at the time of an acquisition, and then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.

•                  Stock-based Compensation. Although stock-based compensation is an important aspect of compensation of the company’s employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.

•                  IPO-related Compensation. Although the IPO-related compensation was an important aspect of compensation for the company’s key employees that played a material role in the growth and success of the company, it was an award that was triggered by the company’s initial public offering in April 2009.

•                  Fees Associated with Canceled Secondary Stock Offering. As part of a canceled secondary stock offering in August 2009 the company incurred certain legal, accounting, and printing expenses that are one-time in nature and not reflective of the company’s underlying performance.

•                  Total Sales Bookings. Although revenues are an important aspect of measuring company performance, the company believes total sales bookings will better reflect the company’s performance as the company transitions to a greater amount of subscription sales resulting in the recording of increased deferred revenue to be recognized in periods after the initial sales are completed.

•                  Deferred Revenue. At the time a customer enters into a binding subscription agreement, the company classifies the amounts received, as well as the amounts on billed and uncollected amounts due from customers, in advance of revenue recognition as deferred revenue. As the company transitions to a greater amount of subscription sales the company believes its GAAP earnings will no longer be reflective of the company’s underlying performance and as such believes adding the changes in deferred revenue to its Adjusted EBITDA will better reflect the company’s operating performance.

Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the company’s financial statements. In addition, they are subject to inherent limitations, because they reflect the exercise of judgments by management about which expenses and items of income are excluded from these non-GAAP financial measures and may not be calculated in the same manner as other companies’ similarly titled non-GAAP measures.

In order to compensate for these limitations, management presents its non-GAAP financial measures in connection with its GAAP results. Rosetta Stone urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing earnings information, including this press release, and not to rely on any single financial measure to evaluate the company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included at the end of this release.

Webcast and Conference Call

This news release and the accompanying tables should be read in conjunction with the additional content that is available on the company’s website, which includes supplemental financial information as well as a webcast of a conference call that the company will host to discuss the fourth quarter 2009 financial results and its outlook for fiscal year 2010. The conference call is scheduled for February 25, 2010 at 4:30 p.m. eastern time (ET).

To access this call, dial 888-203-1112 (domestic) or 719-457-0820 (international). Additionally, a live webcast of the conference call will be available at http://investors.RosettaStone.com. Please access the web site at least 15 minutes prior to the start of the call to register and download and install any necessary software.

Following the conference call, a replay will be available until March 11, 2010 at 888-203-1112 (domestic) or 719-457-0820 (international). The replay pass code is 4809607. The webcast of this conference call will be archived. Individuals can access the webcast, as well as the press release and supplemental financial information, at http://investors.RosettaStone.com.

About Rosetta Stone

Rosetta Stone Inc. is changing the way the world learns languages. Rosetta Stone provides interactive solutions that are acclaimed for the speed and power to unlock the natural language-learning ability in everyone. Available in more than 30 languages, Rosetta Stone language-learning solutions are used by schools, organizations and millions of individuals in over 150 countries throughout the world. The company was founded in 1992 on the core beliefs that learning a language should be natural and instinctive and that interactive technology can replicate and activate the immersion method powerfully for learners of any age. The company is based in Arlington, Va. For more information, visit RosettaStone.com.

“Rosetta Stone”, “TOTALe”, “Rosetta World” and “Rosetta Studio” are trademarks of Rosetta Stone Ltd.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release are forward-looking statements, including our guidance for the first quarter of 2010 and the full year 2010, our long-term growth prospects, the expected release dates of Rosetta Stone Version 4 TOTALe and “Rosetta Stone Mini”, the costs of our launch of Rosetta Stone Version 4 TOTALe and our litigation with Google. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “project,” “believe,” “plan,” “expect,” “anticipate,” “estimate,” “intend,” “should,” “would,” “could,” “potentially,” “seek,” “may,” or “will.” These forward-looking statements reflect the company’s current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: demand for language learning software; the advantages of our products, technology, brand and business model as compared to others; our ability to maintain effective internal controls or to remediate material weaknesses; our cash needs and expectations regarding cash flow from operations; our product development plans, including our plans to introduce Rosetta Stone Version 4 TOTALe and the “Rosetta Stone Mini”; our plans regarding expansion of our marketing initiatives and sales force; our international expansion plans; our plans to increase our kiosks and retail relationships; our ability to manage and grow our business and execute our business strategy; our financial performance; the general economic downturn and related impact on consumer spending in particular; the costs associated with our lawsuit against Google, seeking to prevent Google from infringing upon our trademarks; and the costs associated with being a public company and the other factors described more fully in the company’s filings with the Securities and Exchange Commission, including the company’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2009, filed with the U.S. Securities and Exchange Commission on November 13, 2009. The company assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

ROSETTA STONE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Revenue:
Product	$68,886	$59,195	$218,549	$184,182
Subscription and service	9,425	7,055	33,722	25,198
Total revenue	78,311	66,250	252,271	209,380

Cost of revenue:
Cost of product revenue	9,330	8,670	30,264	26,539
Cost of subscription and service revenue	959	349	3,163	2,137
Total cost of revenue	10,289	9,019	33,427	28,676

Gross Profit	68,022	57,231	218,844	180,704

Operating expenses
Sales and marketing	31,876	27,875	114,899	93,384
Research and development	5,170	5,078	26,239	18,387
General and administrative	12,207	13,305	57,174	39,577
Lease Abandonment	—	1,831	—	1,831
Total operating expenses	49,253	48,089	198,312	153,179

Income from operations	18,769	9,142	20,532	27,525

Other income and (expense):
Interest income	50	31	159	454
Interest expense	(8)	(177)	(356)	(891)
Other income	31	159	112	239
Total other income (expense)	73	13	(85)	(198)

Income before income taxes	18,842	9,155	20,447	27,327
Income tax provision	6,685	4,213	7,084	13,435

Net income	$12,157	$4,942	$13,363	$13,892

Net income per share:
Basic	$0.60	$2.55	$0.89	$7.29
Diluted	$0.58	$0.29	$0.67	$0.82

Common shares and equivalents outstanding:
Basic weighted average shares	20,216	1,936	14,990	1,905
Diluted weighted average shares	20,968	17,043	19,930	16,924

ROSETTA STONE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	December 31,	December 31,
	2009	2008

Assets
Current assets:
Cash and cash equivalents	$95,188	$30,626
Restricted cash	50	34
Accounts receivable (net of allowance for doubtful accounts of $1,349 and $1,103, respectively)	37,400	26,497
Inventory, net	8,984	4,912
Prepaid expenses and other current assets	7,447	6,598
Deferred income taxes	6,020	2,282
Total current assets	155,089	70,949

Property and equipment, net	18,374	15,727
Goodwill	34,838	34,199
Intangible assets, net	10,704	10,645
Deferred income taxes	5,565	6,828
Other assets	872	470
Total assets	$225,442	$138,818

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,605	$3,207
Accrued compensation	10,463	8,570
Other current liabilities	25,638	20,021
Deferred revenue	24,291	14,382
Income Tax Payable	4,184	1,332
Current maturities of long-term debt - related party	—	4,250
Total current liabilities	66,181	51,762

Long-term debt - related parties	—	5,660
Deferred revenue	1,815	1,362
Other long-term liabilities	1,011	963
Total liabilities	69,007	59,747

Commitments and contingencies

Stockholders’ equity:
Class A, Series A-1 Convertible Preferred Stock, $0.001 par value; zero and 269 shares authorized; zero and 269 shares issued and outstanding at December 31, 2009 and December 31, 2008, respectively	—	26,876
Class A, Series A-2 Convertible Preferred Stock, $0.001 par value; zero and 178 shares authorized; zero and 178 shares issued and outstanding at December 31, 2009 and December 31, 2008, respectively	—	17,820
Class B Convertible Preferred Stock, $0.001 par value; zero and 115 shares authorized; zero and 111 shares issued and outstanding at December 31, 2009 and December 31, 2008, respectively	—	11,341
Preferred Stock, $0.001 par value; 10,000 and zero shares authorized; zero and zero shares issued and outstanding at December 31, 2009 and December 31, 2008, respectively	—	—
Class A Convertible Common Stock, $0.00005 par value; zero and 900 shares authorized; zero and zero shares issued and outstanding at December 31, 2009 and December 31, 2008, respectively	—	—
Class B Convertible Common Stock,$0.00005 par value; zero and 20,000 shares authorized; zero and zero shares issued and outstanding at December 31, 2009 and December 31, 2008, respectively	—	—
Non-designated common stock, $0.00005 par value; 190,000 and 39,100 shares authorized; 20,440 and 1,936 shares issued and outstanding at December 31, 2009 and December 31, 2008, respectively	2	1
Additional paid-in capital	130,872	10,814
Accumulated income	25,785	12,422
Accumulated other comprehensive loss	(224)	(203)
Total stockholders’ equity	156,435	79,071
Total liabilities and stockholders’ equity	$225,442	$138,818

ROSETTA STONE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended			Three Months Ended
	December 31, 2009			December 31, 2008
	GAAP	Adjustments	non- GAAP	GAAP	Adjustments	non- GAAP
Revenue:
Product	$68,886		$68,886	$59,195	$—	$59,195
Subscription and service	9,425		9,425	7,055	—	7,055
Total revenue	78,311		78,311	66,250	—	66,250

Cost of revenue:
Cost of product revenue (1)	9,330	(12)	9,318	8,670	(1)	8,669
Cost of subscription and service revenue	959	—	959	349	—	349
Total cost of revenue	10,289	(12)	10,277	9,019	(1)	9,018

Gross Profit	68,022	12	68,034	57,231	1	57,232

Operating expenses
Sales and marketing(2)	31,876	(157)	31,719	27,875	(792)	27,083
Research and development(3)	5,170	(294)	4,876	5,078	(138)	4,940
General and administrative(4)	12,207	(593)	11,614	13,305	(270)	13,035
Lease Abandonment(5)	—	—	—	1,831		1,831
Total operating expenses	49,253	(1,044)	48,209	48,089	(1,200)	46,889

Income from operations	18,769	1,056	19,825	9,142	1,201	10,343

Other income and (expense):
Interest income	50	—	50	31	—	31
Interest expense	(8)	—	(8)	(177)	—	(177)
Other income	31	—	31	159	—	159
Total other income (expense)	73	—	73	13	—	13

Income before income taxes	18,842	1,056	19,898	9,155	1,201	10,356
Income tax provision (5)	6,685	396	7,081	4,213	450	4,663

Net income	$12,157	$660	$12,817	$4,942	$751	$5,693

Net income per share:
Basic	$0.60		$0.63	$2.55		$2.94
Diluted	$0.58		$0.61	$0.29		$0.33

Common shares and equivalents outstanding:
Basic weighted average shares	20,216		20,216	1,936		1,936
Diluted weighted average shares	20,968		20,968	17,043		17,043

(1)	Represents stock based compensation expense of $12 and $1 in 2009 and 2008, respectively
(2)	Represents stock based compensation expense of $157 and $41 in 2009 and 2008, respectively and amortization of intangible expense of $0 and $751 in 2009 and 2008, respectively
(3)	Represents stock based compensation expense of $294 and $138 in 2009 and 2008, respectively
(4)	Represents stock based compensation expense of $593 and $270 in 2009 and 2008, respectively
(5)	Non-GAAP tax rate of 37.5%

ROSETTA STONE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Year Ended			Year Ended
	December 31, 2009			December 31, 2008
	GAAP	Adjustments	non-GAAP	GAAP	Adjustments	non-GAAP
Revenue:
Product	$218,549		$218,549	$184,182	$—	$184,182
Subscription and service	33,722		33,722	25,198	—	25,198
Total revenue	252,271		252,271	209,380	—	209,380

Cost of revenue:
Cost of product revenue (1)	30,264	(34)	30,230	26,539	(15)	26,524
Cost of subscription and service revenue	3,163		3,163	2,137	—	2,137
Total cost of revenue	33,427	(34)	33,393	28,676	(15)	28,661

Gross Profit	218,844	34	218,878	180,704	15	180,719

Operating expenses
Sales and marketing(2)	114,899	(1,046)	113,853	93,384	(3,156)	90,228
Research and development(3)	26,239	(6,031)	20,208	18,387	(482)	17,905
General and administrative(4)	57,174	(15,518)	41,656	39,577	(953)	38,624
Lease Abandonment	—	—	—	1,831		1,831
Total operating expenses	198,312	(22,595)	175,717	153,179	(4,591)	148,588

Income from operations	20,532	22,629	43,161	27,525	4,606	32,131

Other income and (expense):
Interest income	159	—	159	454	—	454
Interest expense	(356)	—	(356)	(891)	—	(891)
Other income	112	—	112	239	—	239
Total other income (expense)	(85)	—	(85)	(198)	—	(198)

Income before income taxes	20,447	22,629	43,076	27,327	4,606	31,933
Income tax provision (5)	7,084	8,486	15,570	13,435	1,727	15,162

Net income	$13,363	$14,143	$27,506	$13,892	$2,879	$16,771

Net income per share:
Basic	$0.89		$1.83	$7.29		$8.80
Diluted	$0.67		$1.38	$0.82		$0.99

Common shares and equivalents outstanding:
Basic weighted average shares	14,990		14,990	1,905		1,905
Diluted weighted average shares	19,930		19,930	16,924		16,924

(1)	Represents stock based compensation expense of $34 and $2 in 2009 and 2008, respectively as well as amortization of intangibles expense of $13 in 2008.
(2)

Represents stock based compensation expense of $627 and $153 in 2009 and 2008, respectively as well as IPO related compensation expense of $377 in 2009 and amortization of intangibles expense of $42 and $3,003 in 2009 and 2008, respectively.

(3)	Represents stock based compensation expense of $998 and $482 in 2009 and 2008, respectively as well as IPO related compensation expense of $5,033 in 2009.
(4)

Represents stock based compensation expense of $1,956 and $953 in 2009 and 2008, respectively, as well as IPO related compensation expense of $13,393 in 2009 and $169 of fees associated with the company's canceled secondary stock offering

(5)	Non-GAAP tax rate of 37.5%

Year Ended December 31, 2009 (in thousands)

	Stock	IPO related
	Compensation	Compensation
	Expense	Expense
Cost of product revenue	34	—
Sales and marketing	627	377
Research and development	998	5,033
General and administrative	1,956	13,393
Total	3,615	18,803

ROSETTA STONE INC.

Reconciliation of Net Income to Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008

Net income	$12,157	$4,942	$13,363	$13,892
Interest expense, net	(42)	146	197	437
Income tax expense	6,685	4,213	7,084	13,435
Depreciation and amortization	1,514	1,851	5,428	7,075
Stock-based and IPO-related compensation	1,056	450	22,418	1,590
Fees associated with canceled secondary stock offering	—	—	169	—

Adjusted EBITDA	$21,370	$11,602	$48,659	$36,429

Contacts

Rosetta Stone Inc.
Investor Contact:
Christopher Martin, 703-387-5927
cmartin@rosettastone.com
or
Media Contact:
Reilly Brennan, 703-387-5863
rbrennan@rosettastone.com

Source: Rosetta Stone Inc.